EXHIBIT 99.1

NEWS RELEASE

Contact:	Deric Eubanks	Jordan Jennings	Joseph Calabrese
	Chief Financial Officer	Investor Relations	Financial Relations Board
	(972) 490-9600	(972) 778-9487	(212) 827-3772

BRAEMAR HOTELS & RESORTS PROVIDES UPDATE
ON 2024 DEBT MATURITIES

DALLAS, February 7, 2024 – Braemar Hotels & Resorts Inc. (NYSE: BHR) (“Braemar” or the “Company”) today announced that it has refinanced or extended almost all of its 2024 debt maturities. A total of approximately $300 million in debt, out of a total of approximately $330 million maturing in 2024, has been extended or refinanced as follows:
•Refinanced the 550-room Capital Hilton in Washington, D.C. with a new $110.6 million mortgage loan with Aareal Capital Corporation. The new loan has an initial maturity date of December 2026 with two one-year extension options, subject to the satisfaction of certain conditions and bears interest at a floating interest rate of SOFR + 3.75%. The property continues to be owned by a joint venture in which Braemar owns a 75% equity interest (the “Hilton JV”).
•The Hilton La Jolla Torrey Pines remains encumbered by the original mortgage loan, which now has been partially paid down to a remaining balance of $66.6 million. While the Company considers its alternatives regarding refinancing the loan or potentially selling the asset, the lender has provided a six month forbearance agreement. During this time, the loan bears an annual fixed interest rate of 9.0%. This property also continues to be owned by the Hilton JV.
•The Company has extended the loan secured by the 142-room Pier House Resort & Spa in Key West, Florida. The loan now has an initial maturity date of September 2025 with one one-year extension option, subject to the satisfaction of certain conditions, continues to have a balance of $80.0 million, and bears interest at a floating interest rate of SOFR + 3.60%.
•The Company has also extended the loan secured by the 180-room Ritz-Carlton St. Thomas in St. Thomas, USVI. The loan now has an initial maturity date of August 2025 with one one-year extension option, subject the satisfaction of certain conditions, continues to have a balance of $42.5 million, and bears interest at a floating interest rate of SOFR + 4.35%
“We are pleased to have addressed these near-term debt maturities, as the hotel debt capital markets continue to improve,” Richard Stockton, President & CEO of Braemar Hotels & Resorts announced. He continued, “With the Company’s available liquidity, we plan to fully repay the remaining $30.0 million loan associated with the Cameo Beverly Hills. We expect a more favorable refinancing environment going forward, which will continue to reduce the Company’s interest expense on these and other future refinancings.”
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Braemar Hotels & Resorts is a real estate investment trust (REIT) focused on investing in luxury hotels and resorts.
Forward-Looking Statements
Certain statements and assumptions in this press release contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements in this press release include, among others, statements about the Company’s strategy and future plans. These forward-looking statements are subject to risks and uncertainties. When we use the words “will likely result,” “may,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” or similar expressions, we intend to identify forward-looking statements. Such statements are subject to numerous assumptions and uncertainties, many of which are outside Braemar’s control.
These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: our ability to repay, refinance or restructure our debt and the debt of certain of our subsidiaries; anticipated or expected purchases or sales of assets; our projected operating results; completion of any pending transactions; risks associated with our ability to effectuate our dividend policy, including factors such as operating results and the economic outlook influencing our board’s decision whether to pay further dividends at levels previously disclosed or to use available cash to pay dividends; our understanding of our competition; market trends; projected capital expenditures; the impact of technology on our operations and business; general volatility of the capital markets and the market price of our common stock and preferred stock; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the markets in which we operate, interest rates or the general economy; and the degree and nature of our competition. These and other risk factors are more fully discussed in Braemar’s filings with the Securities and Exchange Commission.
The forward-looking statements included in this press release are only made as of the date of this press release. Such forward-looking statements are based on our beliefs, assumptions, and expectations of our future performance taking into account all information currently known to us. These beliefs, assumptions, and expectations can change as a result of many potential events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity, results of operations, plans, and other objectives may vary materially from those expressed in our forward-looking statements. You should carefully consider this risk when you make an investment decision concerning our securities. Investors should not place undue reliance on these forward-looking statements. The Company can give no assurance that these forward-looking statements will be attained or that any deviation will not occur. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations, or otherwise, except to the extent required by law.